EXHIBIT 10.1

                         AGREEMENT OF ENGAGEMENT


This AGREEMENT is made as of this 1st. day of October, 1996, by and between Wolf Industries Inc., a Nevada Corporation with principal offices located at 402O-7th Street S.E Calgary, Alberta, T2G 2Y8 and Blair Coady of Calgary, Alberta, or his assigns.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. ENGAGEMENT. Wolf Industries Inc. hereby engages the services of Blair Coady which services shall include the have vested in them the powers duties and responsibilities vested in the position of President, Chief Executive Officer and Secretary of the Corporation. The duties of this position shall largely be involved with the development, staffing and executive management of the operation of the Corporation's business and the the attendant responsiblities thereof. Blair Coady agrees that he shall industriously at all times and to the best of his ability, experience, talents and capacity and to the reasonable satisfaction of the Board of Directors provide all such services and accomplish all such duties normally associated with this position.

2. COMPENSATION AND BENEFITS. Remuneration for services rendered shall be set at US$4,380.00 per month for the first six months, at which time subject to a review by the Board of Directors at that time and every six months thereafter, may be adjusted as deemed suitable in the circumstances then present, but shall not be less that US$4,380.00 per month and three weeks paid vacation per annum at any time during the term of this agreement. Additionally, during the term of this agreement entitlement to participation in any group benefit plans or other programs that way exist or be established by Wolf Industries Inc. and or its Subsidiary(s) from time to time is hereby granted and may be exercised at the option of Blair Coady.

3. CONFIDENTIALITY. Information acquired by Blair Coady concerning matters which are confidential to the Corporation and or its subsidiary(s) is the exclusive property of the said entitlies.
"CONFIDENTIAL INFORMATION" means all information acquired directly or indirectly concerning the Corporation and its subsidiary(s) except:

(a)  Information possessed prior to the term of this Agreement.
(b)  Information in the public domain.
(c) Information which after receipt or acquisition of same, became a part of the public domain through no act of Blair Coady.
(d) Information which subsequent to receipt or acquisition thereof is lawfully obtained from a third party, without restriction on disclosure provided, then making the disclosure, such third party is not in breach of any obligation of confidentiality with respect to such information. Not withstanding any other
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     provision of this Agreement, the provisions of this paragraph shall survive the termination of this Agreement.

4. NON COMPETITION. Throughout the term of this Agreement and for a period of two years after the termination of this Agreement Blair Coady will not undertake or indulge in any of the following activities:

(a) Engage in any business activities that are in competition with the Corporation and or its subsidiary(s).
(b) Make use of any information or technical knowledge concerning the Corporation and or its subsidiary(s), that is not already in the public domain, other than in the normal course of business in carrying out the duties of the position described herein during the term of this Agreement or subsequent to the termination of this Agreement.

5. TERM OE AGREEMENT. This Agreement shall be effective as of October 1, 1996 (Effective Date). This Agreement shall continue for an initial term of Sixty (60) months, unless terminated in accordance with the provisions contained herein. Should this Agreement not have been terminated prior to the end of the initial term, this Agreement may be extended for a period of one (1) year, at the sole discretion of Blair Coady. Any such extension to be described in writing no less than three (3) calendar months prior to the end of the initial term.

6. TERMINATION. This Agreement may be terminated prior to the end of the initial term or extended in any one of the following ways:

(a)  By mutual agreement of Wolf Industries Inc. and Blair Coady.
(b)  Upon resignation of Blair Coady.
(c) At the option of Wolf Industries Inc. with cause, due to neglect of duties, failure to devote time and attention to the interests of the Corporation, the commission of any act chargeable as a felony against the Corporation, shall be examples but not exclusive reasons to terminate this Agreement.
(d) At the option of Blair Coady, after not less than thirty (30) days written notice, if it is not in his best interest to continue due to health, as determined by his Physician(s). Not withstanding such termination, such termination shall not affect any benefits that shall have accrued in favour of Blair Coady prior to such termination.

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The services rendered hereunder are individual and personal and performance of such services shall not be rendered on behalf of Blair Coady without prior written consent of Blair Coady. Should the Corporation and or its subsidiary(s) be purchased by another person(s) company or group and or should effective control of the Corporation and or its subsidiary change hands, Blair Coady at his option may elect to have the remaining term of this Agreement bought out on mutually agreeable terms, thereby effecting his immediate resignation or elect to

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remain in the position under the terms of this Agreement ongoing. In either circumstance any benefits that shall have accrued in favour of Blair Coady shall remain in full force and effect. Further Blair Coady shall have the right to assign this Agreement as he may deem appropriate in the circumstance, in order to effect his work, estate and tax planning.

8. ENTIRE AGREEMENT. Except as otherwise set forth herein, this Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supercedes all prior understandings, if any, not made part hereof. No representation or warranty herein may be relied upon by any person, firm, or corporation, except as contained herein, other than the parties to this Agreement.

9. FURTHER ASSURANCES. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any party may reasonably require to consumate, evidence or confirm any agreement contained herein in the manner contemplated hereby.

10. CONSTRUCTION. This Agreement shall be construed according to its fair meaning and neither for or against any party thereof.

11. MODIFICATION. Any modification or waiver of any term of this Agreement, including a modification or waiver of this term, must be in writing and signed by the parties to be bound by the modification or waiver.

12. SEVERABILITY. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal, or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect.

13. GOVERNING LAW. This Agreement shall be governed in accordance with the laws of the Provence of Alberta.

14. ARBITRATION. All disputes arising out of or relating to this Agreement shall be determined and settled by arbitration in the Provence of Alberta, should any matter arising out of or relating to this Agreement not be able to be resolved other than by arbitration. the arbitration shall be done in accordance with the then existing applicable rules of the Alberta Arbitration Association.

15. NOTICES. Any notice or communication given under the terms of this Agreement ("NOTICE") shall be in writing and shall be delivered in person or mailed by registered mail to the appropriate party addressed as follows:
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          TO:  Wolf Industries Inc.
               4020-7th Street S.E.
               Calgary, Alberta
               T2G 2Y3

          TO:  Blair Coady
               72 Sunvalley Drive S.E
               Calgary, Alberta
               T2X 1W2.

     Dated as of the date first written.

                                   Wolf Industries Inc.
                                   On Behalf of The Board of Directors



Witness: /s/ ARDEN D. SAXON        /s/ JAMES DONALDSON
        ---------------------      ----------------------------
                                   James Donaldson, Director


Witnes: /s/ ARDEN D. SAXON         /s/ BLAIR COADY
        ---------------------      ----------------------------
                                   Blair Coady







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